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                                                                    Exhibit 5.01


                           JONES, DAY, REAVIS & POGUE
                                 77 West Wacker
                         Chicago, Illinois  60601-1692
                            Telephone:  312-782-3939
                            Facsimile:  312-782-8585


                                  May 10, 1995


Kentucky Utilities Company
One Quality Street
Lexington, Kentucky  40507

Ladies and Gentlemen:

          We have examined the Form S-3 Registration Statement (the "Registration Statement") of Kentucky Utilities Company (the "Company"), to which this opinion is an exhibit, for the registration under the Securities Act of 1933, as amended, of $13,000,000 in aggregate principal amount of the Company's First Mortgage Bonds of one or more series (the "Bonds") to be issued pursuant to the Indenture of Trust, dated May 1, 1947, as heretofore amended and supplemented, from the Company to Bank of America Illinois (the "Trustee") and Robert J. Donahue (collectively, the "Trustees"), and as further supplemented by one or more proposed Supplemental Indentures (collectively, the "New Supplemental Indentures" and each a "New Supplemental Indenture"). Each New Supplemental Indenture will relate to one or more series of Bonds and will set forth the maturity, interest rate, payment dates and certain other terms and conditions of each such series of Bonds. Said Indenture of Trust and New Supplemental Indentures are herein referred to as the "Indenture."

          We have also examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

      1. The Company is a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia.

      2. The Indenture, other than the New Supplemental Indentures, constitutes a valid and binding instrument of the Company.

      3. Subject to the conditions set forth below, each New Supplemental Indenture, the preliminary form of which is filed as an exhibit to the Registration Statement, upon the appropriate completion thereof, will be a valid and binding instrument of the Company and each series of Bonds will be duly authorized, valid and
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binding obligations of the Company and will be entitled to the benefits of the
Indenture, except as the United States Bankruptcy Code (the "Code") may affect the validity of the lien of the Indenture with respect to proceeds, products, rents, issues or profits of the property subject to the lien of the Indenture realized, and additional property acquired, within 90 days prior and subsequent to the commencement of a case with respect to the Company under the Code, and except as enforcement of the provisions of the Indenture may be limited by (i) general principles of equity, including the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (iii) the laws of Kentucky, Virginia and Tennessee affecting the remedies for the enforcement of the security provided for in the Indenture.

          The foregoing opinions are subject to the satisfaction of the following conditions:

          (a) the due adoption by the Board of Directors of the Company or the Executive Committee thereof of appropriate resolutions authorizing the execution and delivery of each New Supplemental Indenture and the execution, authentication, issuance and sale of each series of Bonds;

          (b) the issuance of orders by the Kentucky Public Service Commission, the Tennessee Public Service Commission, and the Virginia State Corporation Commission authorizing, approving or permitting the issuance and sale of the Bonds by the Company on terms contemplated by the Registration Statement and the continued effectiveness of such orders;

          (c) the due execution and delivery of each New Supplemental Indenture by the parties thereto, in substantially the form of the proposed Supplemental Indenture filed as Exhibit 4.02 to the Registration Statement and the form of the Supplemental Indenture approved by the authorizing resolutions of the Board of Directors of the Company or the Executive Committee thereof, and the filing thereof for record as required by law; and

          (d) the due execution of each series of Bonds by the Company, and the authentication thereof by the Trustee in accordance with the terms of the Indenture; and the issuance and sale of each series of Bonds by the Company against receipt by it of the agreed consideration therefor in accordance with such authorizations of the Board of Directors or Executive Committee of the Company and with the orders of the state commissions referred to above.

          The Registration Statement must become effective under the Securities Act of 1933, as amended, prior to the sale of any series of Bonds.

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          In rendering the opinions set forth herein, we have relied solely upon the opinion of Ogden Newell & Welch with respect to all matters governed by the laws of the Commonwealth of Kentucky and the State of Tennessee and the opinion of Hunton & Williams with respect to all matters governed by the laws of the Commonwealth of Virginia. For purposes of this opinion, we express no opinion with respect to the requirements of any state securities or "blue sky" laws. Furthermore, we express no opinion as to the title of any person to any property or as to the priority or perfection of the liens or security interests created, or intended or purported to be created, by the Indenture.

          We have prepared or reviewed the statements as to matters of law or legal conclusions with respect to the jurisdiction of certain federal regulatory commissions expressed under Item 1, Business -- Regulation in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference in the Prospectus which is a part of the Registration Statement. We are of the opinion that all such statements as to such matters are correct and we hereby consent to the use of such statements in the Registration Statement and to the use of our name in connection therewith.

          We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Jones, Day, Reavis & Pogue

                                    JONES, DAY, REAVIS & POGUE

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